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PRICING SUPPLEMENT NO. 145 DATED              Filed Pursuant to
October 5, 1995 TO PROSPECTUS                 Rule 424(b)(5)
DATED March 29, 1994                          File No. 33-51877


                       CMS ENERGY CORPORATION

 General Term Notes (servicemark of J.W. Korth & Company), Series A
             Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 29, 1994.

Aggregate Principal Amount:            $17,713,000.00
Original Issue Date (Settlement Date)   October 11, 1995
Stated Maturity Date:                  September 15, 2002
Issue Price to Public:                 100.00% of Principal Amount
Interest Rate:                         8.000% Per Annum
Interest Payment Dates:                November 15 and monthly
                                       thereafter Commencing
                                       November 15, 1995
Survivor's Option:                     [ X ] Yes  [   ] No
Optional Redemption:                   [ X ] Yes  [   ] No
Initial Redemption Date:               September 15, 1997
Redemption Price:                      Initially 101.00% of Principal
                                       Amount and 100.00% after the
                                       first anniversary of the Initial
                                       Redemption Date.

      Agent                            Principal Amount of Notes
                                        Solicited by Each Agent
EVEREN Securities, Inc.                $ 1,000,000.00
J.W. Korth & Company                   $16,713,000.00
      Total                            $17,713,000.00

                                         Per Note
                                       Sold by Agents
                                        To Public          Total

Issue Price:                           $1,000.00       $17,713,000.00

Agent's Discount or Commission:        $    4.00       $    70,852.00

Maximum Dealer's Discount or
  Selling Concession:                  $   21.00       $   371,973.00

Proceeds to the Company:               $  975.00       $17,270,175.00

CUSIP Number:   12589QGE0
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